SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2004

MICRON ENVIRO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

NEVADA

98-0202944

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We are pleased to announce that we have entered into an agreement to participate in an additional well in Palo Pinto, County Texas.  This well is scheduled to commence operations on October 19, 2004, barring any unforeseen issues.  Once operations commence, it is anticipated to take 7-10 days to complete drilling.

The operator of the Martex Prospect has recently notified us that the Wimberley #7, on the Martex Prospect in Jack County, Texas has now been successfully put on line for sales. This is the fifth producing well out of five on this prospect. We have exchanged the Kinder and Boley wells for the Stuart 61 #1 and #6 wells on the Martex Prospect.  These remaining two wells are expected to commence operations within 30-60 days.

The testing of the Manahuilla Creek Prospect in Goliad County, Texas, is ongoing.  There is a partners meeting scheduled for Friday, October 15, 2004.  Presently, some partners are organizing a frac on the well. The frac is scheduled to occur within 30-60 days barring any unforeseen issues.

Bernard McDougall, our president stated, “It is very exciting to finally start drilling again.  When you consider that oil is right at all time highs and gas prices are near twelve month highs, this is a great time to be drilling.  At this time Micron has 15 wells that are producing revenue.  These next few months will be a very exciting time for Micron’s shareholders as we will be drilling multiple prospects.  Micron is currently trading near its all time lowest market cap despite having more revenue now than at any time in the past.  We are hoping to add to this revenue significantly in the next few months, due to the additional wells to be drilled that we have already paid for.”

We are currently negotiating on additional, high priority oil and gas targets in Canada.

We are an emerging oil and gas company that has both oil and gas producing properties. Our goal is to become a mid-range oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. We currently have 15 independent sources of oil and/or gas revenue. Our production is from nine oil wells in Canada, and six wells producing oil and/or gas wells in Texas. We are presently involved in four separate multi-well oil and gas prospects, and we continue to look for additional projects that would contribute to building our market capitalization.

If you have any questions, please call our office at (604) 646-6903.  If you would like to be added to our update email list, please send an email to ir@micronenviro.com requesting to be added.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         October 14, 2004